UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2012, the stockholders of FS Investment Corporation II (the “Corporation”) unanimously approved the amendment and restatement of the Articles of Amendment and Restatement (as amended and restated, the “Articles”) of the Corporation.  The board of directors (the “Board”) of the Corporation had approved the Articles and submitted them to the stockholders for consideration on June 13, 2012.

Given below is a description of the amended provisions of the Articles.

•	The procedure for amending the Articles, including the procedures with respect to the receipt of requisite stockholder approval of such amendments, has been clarified.

•
The dissolution of the Corporation shall be effective and valid if declared advisable and approved by the Board, and approved by the affirmative vote of holders of the Corporation’s stock entitled to cast a majority of all the votes entitled to be cast on the matter.

•
Subject to and in addition to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations, including the Maryland General Corporation Law, or other provisions of the Articles, upon a vote by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on the matter, stockholders may, without the necessity for concurrence by FSIC II Advisor, LLC, the investment adviser of the Corporation, direct that the Corporation amend the Articles.

The foregoing description of the Articles set forth in this Item 5.03 is a summary only and is qualified in all respects by the provisions of the Articles, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

Item 8.01.	Other Events.

The Corporation recently received exemptive relief from Regulation M under the Securities Exchange Act of 1934, as amended, from the Division of Trading and Markets of the Securities and Exchange Commission in connection with its share repurchase program.  In connection with such exemptive relief, beginning with the first calendar quarter following the date that the Corporation satisfies the minimum offering requirement, and on a quarterly basis thereafter, the Corporation intends to offer to repurchase shares of its common stock on such terms as may be determined by the Board unless, in the judgment of the independent directors of the Board, such repurchases would not be in the best interests of the Corporation’s stockholders or would violate applicable law.

The Corporation intends to limit the number of shares repurchased pursuant to its share repurchase program as follows: (1) the Corporation currently intends to limit the number of shares to be repurchased during any calendar year to the number of shares the Corporation can repurchase with the proceeds it receives from the sale of shares of its common stock under its distribution reinvestment plan, although at the discretion of the Board, the Corporation may also use cash on hand, cash available from borrowings and cash from liquidation of securities investments as of the end of the applicable period to repurchase shares; (2) beginning with the calendar quarter ending March 31, 2013, the Corporation intends to limit the number of shares to be repurchased in any calendar quarter to 2.5% of the weighted average number of shares outstanding in the prior calendar year, or 10% in each calendar year (though the actual number of shares that the Corporation offers to repurchase may be less in light of the limitations noted above); (3) unless a stockholder tenders all of their shares, the stockholder must tender at least 25% of the shares they have purchased and must maintain a minimum balance of $5,000 subsequent to submitting a portion of their shares for repurchase by the Corporation; and (4) to the extent that the number of shares tendered for repurchase exceeds the number of shares that the Corporation is able to purchase, the Corporation will repurchase shares on a pro rata basis, not on a first-come, first-served basis.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Amendment and Restatement of FS Investment Corporation II.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	June 14, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Amendment and Restatement of FS Investment Corporation II.